Performance Information Schedule

                                      Total Return
-------------------------------------------------------------------------------



                            Performance Information Schedule

                                      Total Return
-----------------------------------------------------------------------------------------


   Date of        Net        Cap.        Shares                         Returns
 Distribution   Income      Gains.     Reinvested       NAV      Inception     1 Year

                              Harding, Loevner Funds, Inc.
                             International Equity Portfolio

  5/11/94                                              10.00          1,000.00
  12/31/94     0.03158      0.01167       0.445        9.71             975.32
  4/25/95      0.01500      0.00000       0.152        10.32          1,038.16
  6/30/95      0.00000      0.00000       0.000        10.32          1,038.16
  7/25/95      0.05500      0.00000       0.529        10.46          1,057.78
  10/23/95     0.01880      0.00000       0.183        10.41          1,054.62
  12/29/95     0.01166      0.00000       0.110        10.77          1,092.28
  4/30/96      0.00000      0.00000       0.000        11.57          1,173.41
  8/16/96      0.02189      0.00000       0.191        11.63          1,181.71
  10/31/96     0.08949      0.10499       1.696        11.65          1,203.51
  12/31/96     0.00254      0.00000       0.022        12.20          1,260.59
  10/31/97     0.00000      0.00000       0.000        11.79          1,218.22     1,000.00
  12/31/97     0.10608      0.06914       1.573        11.51          1,207.40       991.11
  10/31/98     0.00000      0.00000       0.000        11.62          1,218.94     1,000.59




                            Performance Information Schedule

                                      Total Return
-----------------------------------------------------------------------------------------


   Date of        Net        Cap.        Shares                         Returns
 Distribution   Income      Gains.     Reinvested       NAV      Inception     1 Year

                                 Harding Loevner Funds
                                Global Equity Portfolio

  12/1/96                                              17.58          1,000.00
  12/31/96     0.01273      0.00000       0.041        17.55            999.02
  10/31/97     0.00000      0.00000       0.000        18.70          1,064.48     1,000.00
  12/31/97     0.24565      1.94345       7.330        17.00          1,092.33     1,026.15
  10/31/98     0.00000      0.00000       0.000        16.16          1,038.35       975.45



                            Performance Information Schedule

                                      Total Return
-----------------------------------------------------------------------------------------


   Date of        Net        Cap.        Shares                         Returns
 Distribution   Income      Gains.     Reinvested       NAV      Inception     1 Year

                                 Harding Loevner Funds
                              Multi Asset Global Portfolio

  11/1/96                                              10.00          1,000.00
  12/31/96     0.02900      0.00000       0.280        10.35          1,037.90
  10/31/97     0.00000      0.00000       0.000        11.26          1,129.15     1,000.00
  12/31/97     0.46045      0.00000       4.152        11.12          1,161.29     1,028.46
  10/31/98     0.00000      0.00000       0.000        11.41          1,191.58     1,055.28




